EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



March 1, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Livestar Entertainment Group, Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Livestar Entertainment Group, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 55,000,000 shares of its common stock, ("Incentive Shares"), $0.0001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                 Very truly yours,

                                                 /s/ Norman T. Reynolds

                                                 Norman T. Reynolds



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